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                                                                    EXHIBIT 5.01

                       SHAW, PITTMAN, POTTS & TROWBRIDGE
                              2300 N Street, N.W.
                            Washington, D.C.  20037

                                  May 18, 1999

Crescent Real Estate Equities Company
777 Main Street, Suite 2100
Fort Worth, Texas 76102

     RE: CRESCENT REAL ESTATE EQUITIES COMPANY

Ladies and Gentleman:

     We have acted as counsel to Crescent Real Estate Equities Company, a Texas real estate investment trust (the "Company"), in connection with the Registration Statement on Form S-3 (File No. 333-77941) filed by the Company on May 6, 1999 with the Securities and Exchange Commission under the Securities Act of 1933, as amended to date (the "Registration Statement"), and any subsequent amendments thereto, relating to the offering by certain selling shareholders (as identified in the Registration Statement) from time to time of up to 311,634 common shares of beneficial interest of the Company, par value $.01 per share (the "Common Shares"), which are represented by 155,817 units (the "Units") of ownership interest in Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership (the "Operating Partnership").

     Based upon our examination of originals and copies of such documents, corporate records, certificates of officers of the Company and other instruments as we have deemed necessary and upon the laws as presently in effect, we are of the opinion that upon exchange of the 155,817 Units for Common Shares on a one-for-two basis in accordance with the terms of the Operating Partnership's limited partnership agreement, such 311,634 Common Shares will be validly issued by the Company, fully paid and nonassessable.

     We hereby consent to your filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein.

                                   Very truly yours,



                                   Shaw, Pittman, Potts & Trowbridge